Exhibit 10.17

Performance Restricted Stock Unit Agreement – Employee	MTS SYSTEMS CORPORATION ID: 41-0908057 14000 Technology Drive Eden Prairie, MN 55344
«First» «MI» «Last» «Address» «M_2nd_Line» «City» «Rg» «Postal_code»	Award Number: «Number» Plan: 2011 ID: «ID»

Effective «Grant_date», you have been granted «TargetShares» Target Shares of Performance Restricted Stock Units representing the right to receive shares of MTS SYSTEMS CORPORATION (the “Company”) stock pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). Under this Grant, you will earn a percentage of the Target Shares (rounded to the nearest whole share) only at the time and upon achievement of the Performance Goal (“Goal”) of the specified Performance Measure (“Measure”), determined by Goal achievement at, below or above Target as set forth below.

PERFORMANCE PERIOD:	<<StartDate>> - <<EndDate>>
PERFORMANCE MEASURE:	Average Annual Return on Invested Capital (“ROIC”)
TARGET SHARES:	<<TargetUnits>>
PAYOUT DATE:	<<PayoutDate>>

	PERFORMANCE GOAL	PERCENTAGE OF UNITS EARNED	NUMBER OF UNITS
THRESHOLD:	= or < than «ThreshPerf%»	75%	«ThreshShares»
TARGET:	«TargetPerf%»	100%	«TargetShares»
MAXIMUM:	= or > than «MaxPerf%»	125%	«MaxShares»

The percentage of Units earned will be interpolated from 75% to 100% of the Target Units for performance between Threshold and Target and will be interpolated from 100% to 125% for performance between Target and Maximum.

You must remain actively employed by the Company as of the Payout Date to vest in the Shares earned. On or shortly after the Payout Date, the Company will issue that number of unrestricted whole Shares based upon achievement of the Performance Goal set forth above; provided, that, if you are a Named Executive Officer, the vesting and issuance of such Shares will also be subject to compliance with requirements for Performance Based Awards under the Plan, including the certification of the achievement of the Performance Goals by the Compensation Committee.

By accepting this grant via your signature below, you and the Company agree that the Performance Restricted Stock Units evidenced by this Agreement are subject to the following:

A.	This Agreement, the Units, and the Shares issuable upon the vesting of the Units are governed by all the terms, provisions and conditions set forth in the Company’s 2011 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Performance Restricted Stock Unit Agreements (Employee) adopted by the Board of Directors of the Company, which are incorporated herein.

B.	Neither the Plan nor this Agreement confers any right with respect to continuance of your services to the Company or any of its subsidiaries nor restricts your right to terminate services to the Company at any time.

C.	Vesting of the Units shall occur earlier than set forth above in accordance with the conditions set forth in the Uniform Terms and Conditions Applicable to Performance Restricted Stock Unit Agreements (Employee).

D.	The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

MTS SYSTEMS CORPORATION	Date

EMPLOYEE	Date